UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 8, 2013

HARSCO CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-03970	23-1483991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, Pennsylvania	17011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 763-7064

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2013, Harsco Corporation (the “Company”) announced that F. Nicholas Grasberger, III has been appointed to serve as the Company’s Senior Vice President and Chief Financial Officer, effective April 22, 2013. In this role, Mr. Grasberger will oversee all corporate and operating finance functions and will serve as the Company’s principal financial officer.

Mr. Grasberger, age 49, joins the Company from Fenner Plc, a reinforced polymer technology company, where he had served as Managing Director of its Precision Polymers Division since March 2011. From April 1, 2009 to November 9, 2009, Mr. Grasberger served as Executive Vice President and Chief Executive Officer of Armstrong Building Products, a division of Armstrong World Industries, Inc. (“Armstrong”), a designer and manufacturer of floors and ceilings. In that position, he also oversaw the Asia-Pacific flooring business for Armstrong. From January 2005 to March 31, 2009, Mr. Grasberger served as Senior Vice President and Chief Financial Officer of Armstrong. Prior to joining Armstrong, Mr. Grasberger served as Vice President and Chief Financial Officer of Kennametal Inc., a provider of innovative wear-resistant solutions, from 2000 to 2004.

As a result of Mr. Grasberger’s hiring, Barry E. Malamud, who has been serving as the Company’s Interim Chief Financial Officer since November 16, 2012, will resume his responsibilities solely as Vice President and Corporate Controller, effective April 22, 2013. In this position, he will continue to serve as the Company’s principal accounting officer.

In connection with his appointment, Mr. Grasberger agreed to an offer letter with the Company, which provides for the following compensation arrangements: (1) annual base salary of $525,000; (2) a one-time sign on bonus of $80,000 (to be paid within the first 30 days of employment); (3) a one-time sign on grant of 5,000 restricted stock units, which will be granted in May 2013 and will vest in full after three years; (4) participation in the Company’s performance-based annual incentive compensation program, including a pro-rated award for 2013 based on a target award opportunity equal to 75% of his base salary; and (5) participation in the Company’s long-term incentive compensation program, including an award for 2013 equal to 150% of his annual base salary.

Approximately one-third of the long-term incentive award opportunity for Mr. Grasberger will be delivered in the form of time-based restricted stock units that will vest in full after three years, with the remaining two-thirds of the award opportunity delivered in the form of time-based stock appreciation rights that will vest in 20% installments each year over a five-year period. The incentive awards granted to Mr. Grasberger will be subject to the Company’ clawback policies and provisions in place from time to time, and Mr. Grasberger will have five years to comply with the Company’s stock ownership guidelines at a level equal to three times his base salary.

In connection with his appointment, Mr. Grasberger also entered into the Company’s standard confidentiality agreement and non-competition agreement. Under these agreements, Mr. Grasberger is generally subject to customary non-solicitation and non-competition covenants during his employment and for one year following his employment.

A copy of the press release, dated April 8, 2013, announcing Mr. Grasberger’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release dated April 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION

Date: April 8, 2013	By:	/s/ A. Verona Dorch
Name: A. Verona Dorch
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 8, 2013